UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 29, 2005

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586
(Address of principal executive offices)

Cementitious Materials, Inc.
19 East 200 South, Suite #1080
Salt Lake City, Utah 84111
(Former name, or former address, if changed since last report)

(585) 214-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

As used in this Current Report on Form 8-K, unless the context otherwise requires, the terms “we,”“us,”“NaturalNano,” and “the Company,” refer to NaturalNano, Inc., a Nevada corporation formerly known as Cementitious Materials, Inc., together with its subsidiaries.

       This Information Statement and other reports that we file with the SEC contain certain forward-looking statements that involve risks and uncertainties relating to, among other things, the closing of the Merger transaction and our future financial performance or future events. Forward-looking statements give management’s current expectations, plans, objectives, assumptions or forecasts of future events. All statements other than statements of current or historical fact contained in this Information Statement, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,”“estimate,”“plans,”“potential,”“projects,”“ongoing,”“expects,”“management believes,”“we believe,”“we intend,” and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from the results set forth in the information statement. You should not place undue reliance on these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

•	continued development of our technology;

•	dependence on key personnel;

•	competitive factors;

•	the operation of our business; and

•	general economic conditions.

These forward-looking statements speak only as of the date on which they are made, and except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 2.01 Completion of Acquisition of Assets.

On November 29, 2005, pursuant to an Agreement and Plan of Merger, dated as of September 26, 2005 (the “Merger Agreement”) by and among Cementitious Materials, Inc., a Nevada corporation, (the “Company”), Cementitious Acquisitions, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and NaturalNano, Inc., a Delaware corporation now known as NaturalNano Research, Inc. (“NN Research”), Merger Sub was merged with and into NN Research, with NN Research surviving as a wholly-owned subsidiary of the Company (the “Merger”). Immediately following the Merger, the Company changed its name to “NaturalNano, Inc.” Pursuant to the Merger Agreement, we issued 44,919,378 shares of our authorized but previously unissued common stock to the stockholders of NN Research in exchange for all of the issued and outstanding common stock of NN Research and an additional 10,469,600 shares of our authorized but previously unissued common stock in consideration for the conversion of certain outstanding NN Research convertible debt. We also issued options and warrants for the purchase of an aggregate of 7,200,000 shares of our common stock to the holders of outstanding NN Research options and warrants, in consideration of the cancellation of such options and warrants.

Because the shares issued to NN Research’s stockholders and note holders in the Merger represent a controlling interest in the Company, the transaction was accounted for as a recapitalization, and NN Research is considered the acquirer for accounting purposes. All of the historical financial statements which are attached to this report through the date of the recapitalization are those of NN Research.

Immediately following the effective time of the Merger, all of our directors prior to the completion of the Merger resigned, and the Company’s board of directors was reconstituted to consist of the following five directors: Steven Katz, Ross B. Kenzie, John F. Lanzafame, Michael Riedlinger and Michael L. Weiner, all of whom (other than Mr. Riedlinger) were formerly directors of NN Research. More complete biographical information concerning each of these directors is set forth below in the section entitled “Executive Officers and Directors” in this Report.

Approximately but no earlier than 60 days after the filing date of this Report, we intend to register with the SEC on Form S-8 the shares of the Company’s common stock issuable upon exercise of options under the NaturalNano, Inc. 2005 Incentive Stock Plan issued pursuant to the Merger Agreement. Under obligations assumed by the Company in connection with the Merger, we also intend to register with the SEC on Form SB-2 certain of the shares of the Company’s common stock issued to former stockholders and note holders of NN Research, and certain shares issuable upon exercise of warrants issued pursuant to the Merger Agreement to the holder of NN Research warrants outstanding at the time of the Merger.

We were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before the change in control effected by the Merger. Accordingly, we set forth below the information that would be required if we were filing a general form for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act, reflecting our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Company and our securities upon consummation of the Merger.

Part I

BUSINESS

Overview

The Company is a development stage entity whose primary business is processing, developing and commercializing naturally occurring nanoscale materials. The business is currently directed toward research, development, production and marketing of material and proprietary technologies in the following fields:

(1.)    Developing a state-of-the-art, proprietary process for extracting and separating halloysite nanotubes from halloysite clay;

(2.)    Developing commercial applications for halloysite nanotubes, specifically for the following application areas;

(i)    material additives for polymers, plastics, and composites;

(ii)    cosmetics and other personal care products;

(iii)    absorbent materials; and

(iv)    pharmaceuticals and medical device additives;

(3.)    Engaging in business alliances with other organizations to bring our nanoscale materials to market.

Products and Technology

The Company provides halloysite nanotubes along with technologies and services for functionalizing these aluminosilicate nanotubes for use in a wide range of applications. Functionalization of the halloysite nanotubes is done by applying proprietary processes to fill or “load” the tubules with differing materials and compounds; or to enable diffusion of the tubules in a given chemical mixture; for specific purposes—such as an extended release of fragrances.

The resulting materials produced using these proprietary processes is either a fine powder or a “slurry,” which is a powder suspended in a liquid. The use of powders or slurries depends on specific customer requirements and use in their manufacturing processes.

Proprietary technologies include processing methods, formulations, and specific surface treatments that enable the halloysite nanotubes to be functionalized and used in a wide range of applications. The Company has rights to patented technologies as well as patents pending for processing methods, formulations and other surface treatment technologies. Some proprietary technologies are protected by trade secrets.

Projected Milestones for the Period through December 2006

During the 2006 operating cycle, the Company will continue to focus on the following operational objectives and milestones:

1.    Continued Intellectual Property Asset Development
a.    Continue patent applications for separation technologies and applications for naturally occurring nanomaterials
b.    License-in complementary technologies from third-parties

2.    Halloysite nanotube processing technology
a.    Continue investigation of processing alternatives for commercial scale
b.    Create designs for pilot processing system

3.    Sample material availability
a.    First sample availability of processed halloysite for shipment to a third party
b.    Shipment of first samples to third parties for evaluation for research-use only

4.	Engagement with research organizations to reduce patent-pending and licensed IP to practice in the following categories:
a.    Separation and classification of halloysite nanotubes
b.    Additives for composite plastics and polymers
c.    Cosmeceutical applications
d.    Electronics applications

5.    Close strategic partners and initial orders for our processed halloysite and licenses for our technology.

Product Sales and Distribution Approach

The Company intends to develop an internal direct sales and distribution network for delivery of products and licensed processes with prospective customers. At the present time, this approach is considered to be a key element of our overall strategy in the qualification of potential applications and opportunities with customers. As individual market segments are developed through this direct sales approach, the Company may consider the use of alternate sales and distribution methods.

Competition

In addition to a wide range of material additives that are currently being used in the industries targeted by the Company, the current nanomaterials market consists of approximately 200 companies globally, providing a wide variety of metal oxides and inorganic compounds. The Company expects that its future product offerings will provide new capabilities and anticipated superior performance compared to existing materials. Benefits from the use of novel nanomaterials may permit us to differentiate our product offerings from potential competitors. However, many of our current and prospective competitors are larger and have greater financial resources, which could create significant competitive advantages for those companies

Within each of the targeted markets and product applications, the Company faces current and potential competition from many advanced material, encapsulation and chemical companies, suppliers of traditional materials and the in-house capabilities of several of its potential customers. With respect to larger producers of nanomaterials, while some of these producers do not currently offer competitive products, these companies have greater financial and technical resources, larger research and development staffs and greater manufacturing and marketing capabilities and could soon begin to compete directly against the Company.

Raw Materials

The Company has purchased from Atlas Mining Company a supply of halloysite clay, which the Company believes will be sufficient to meet the Company’s research and development needs for at least one year. Atlas Mining Company operates what is generally considered to be the largest commercial halloysite mine in the United States. The Company has identified other halloysite sources that it believes are suitable as alternate suppliers of raw materials, and the Company does not believe that it will be dependent upon Atlas Mining Company for the sole supply of raw materials.

Patents, Trademarks and Licenses

The Company has applied for patents on its processes and technologies and expects to continue filing more patent applications related to processes, new compositions of matter, and specific applications for use of the functionalized materials. The Company utilizes trademark protection for its current and anticipated products. Some technologies used by the Company have been licensed in from third-parties. These third parties include the majority stockholder of the Company, Technology Innovations, LLC, as well as an independent research laboratory. The Company expects to continue licensing-in processes and technologies that contribute to the further commercialization of naturally occurring nanomaterials.

Government Regulation

We are subject to governmental regulation much like many other companies. There are still relatively few laws or regulations specifically addressing nanotechnology. As a result, the manner in which existing laws and regulations should be applied to nanotechnology in general, and how they relate to our business in particular, is unclear in many cases. We expect new laws and regulations to be adopted that may be directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations and could dampen the growth in the use of nanotechnology in general.

Estimate of Research and Development Expenses

We estimate that spending for the twelve month period ending December 31, 2006 for research and development related projects, including related capital investments, will be approximately $ 1,250,000.

Number of Total Employees and Full-Time Employees

As of November 29, 2005 the Company had seven full-time employees and one part time employee.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected historical financial data for NN Research, the accounting acquiror in the Merger. The statement of operations data for the year ended December 31, 2004 and the balance sheet data as of December 31, 2004 are derived from our audited financial statements. The statement of operations data for the nine months ended September 30, 2005, and the balance sheet data as of September 30, 2005 are derived from our unaudited financial statements which include all adjustments, consisting only of normal recurring adjustments and accruals, that the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. We commenced business operations in December 2004 and there are no financial data for any periods prior to December 22, 2004. Interim operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the entire fiscal year ended December 31, 2005 or any future period. The following selected financial data should be read in conjunction with the financial statements and the notes thereto included herewith.

Statement of Operations Data for NaturalNano, Inc. (now known as NaturalNano Research, Inc.):

	Nine Months Ended September 30, 2005	Period from Inception December 22, 2004 through December 31, 2004

Revenues	$—	$—

Expenses:
Research and development	293,492	5,000
General and administrative	1,597,065	2,336
Loss from operations	1,890,557	7,336
Other (income) expense:
Interest expense net	1,511
Investment income	(120,000)
Total other (income) expense	(118,489)
Net loss	$(1,772,068)	$(7,336)
Loss per share	$(0.18)	$(.000)
Weighted average number of shares outstanding	10,000,000	10,000,000

Balance Sheet Data:

	September 30, 2005	December 31, 2004
	(unaudited)
Current assets	$2,972,368	$125,000
Working capital (deficiency)	$(1,590,667)	$92,664
Total assets	$3,301,714	$125,000
Total liabilities	$4,598,035	$32,336
Total stockholders’ equity (deficiency)	$(1,296,321)	$92,664

PLAN OF OPERATIONS

General

The following information should be read in conjunction with the September 30, 2005 financial statements and notes thereto appearing elsewhere in this Report on Form 8K.

The Company is a development stage company and is expected to remain so for at least the next twelve months. Our primary mission is to develop and exploit technologies in the area of nanotechnology, specifically focusing on naturally occurring nanoscale materials. Our strategy is to patent these processes and application technologies and subsequently license the associated patents to relevant industries including: polymers, plastics and composites, cosmetics and personal care products and medical and pharmaceutical device additives and coatings.

We believe that the commercial applications that will result from our research are patentable and will result in significant licensing potential across a wide range of industries. Our researchers have identified more than 200 applications within these industries as potential development opportunities which are subject to pending patents and issued patents under licensing agreements.

The Company’s near term goal is focused on core technology development and application processes utilizing halloysite nanotubes. We expect to identify and develop other naturally occurring nanoscale materials in future research programs.

Processing and Manufacturing

NaturalNano has defined the anticipated end product as either a dry powder or colloidal suspension of nanotubes which may be sold in different configurations - metallized or not, unloaded or loaded with any one of a number of different active agents for different applications. Different applications and marketing partners would require different product configurations, and will need to be assessed individually.

Our future manufacturing operations would begin with raw or minimally processed material we have received from the halloysite mine, sourced in the United States from Atlas Mining’s Dragon Mine in Utah. We would further process this material to extract nanotubes from the surrounding minerals present in halloysite clay and then further classify the nanotubes by size. This refined and classified material would then be shipped to customers in the form of a dry powder or a slurry mixture. The customer’s specific requirements will determine the final form of delivery.

NaturalNano can add further value to the refined and classified nanotubes by either adding material to the surface of the nanotubes or loading within the hollow openings of the nanotubes. The resulting intermediary materials can then be shipped to customers for use in their manufacturing processes.

These powders or suspensions will be designed as an intermediate component of a finished consumer product. Typically, these materials would be incorporated with other components to produce the finished product that our marketing partner would sell, for instance providing a controlled release agent or a strengthening agent to be added to the partners existing materials / products. The Company will evaluate and select suitable manufacturing partners in each of the targeted industry segments. We will work with each manufacturing partner to build the expertise to provide the materials, in the various required configurations.

Patents and Intellectual Property

The Company’s intellectual property portfolio currently contains five patent applications with several additional patent applications in process. The Company has exclusive licenses, within certain fields of use, under four additional pending patent applications and licenses to eight additional patents. Over 200 applications for halloysite have been identified to date and are covered in our pending patents. As research and development continues, NaturalNano intends to aggressively seek patent protection for new developments and technologies in the United States and in strategic foreign markets, in addition to licensing-in patents to augment our development opportunities.

Research and Development

During the next twelve months the Company’s research and development focus will be in the following areas:

•	Collaboration with potential customers in major market segments to demonstrate proof of principle for specific industry applications.

•	Establishment of a Research Lab to produce sample products for customers in the various industries identified above, at a competitive cost.

•
Establishment of a pilot production program to extract, separate and categorize naturally occurring nanotubes found within halloysite clay, which will provide the basis for our future development of commercial scale production facilities.

During the twelve month period ending December 31, 2006, the Company expects to spend approximately $250,000 for capital investments relating to the setup of the Research Lab. The Company is currently in the process of evaluating leased space available in the Rochester, New York area to establish this combined research facility.

Research and Development related expenditures for the twelve month period ending December 31, 2006, which will include salaries for employees, fees for collaborative research agreements and lab testing materials, will approximate $1,000,000.

Strategic Relationships

Leveraging strategic relationships is vital to our mission. These relationships will help us to validate our technology, develop extraction and separation processes, offer insight into additional application opportunities, and develop future sales channels, among other things. The Company has entered into cooperative research and development agreements with three nationally recognized universities and an independent laboratory to jointly test and further develop core technologies and commercial applications for naturally occurring nanoscale materials. We will continue to seek partnering relationships with research facilities around the world as we focus on developing new nanotechnology solution applications.

We have entered into numerous non-disclosure agreements with prospective business partners and have discussed with these entities the potential for strategic relationships that could result in joint development and licensing agreements. This partnering of ideas and the joint development of applications has proven to be successful in accelerating our development of new processes and product opportunities and will continue to be pursued by the Company.

On May 25, 2005 NN Research signed a joint research agreement with Nanolution, LLC (a wholly owned subsidiary of Biophan Technologies, Inc.) to pursue the development of a new drug delivery application utilizing naturally occurring halloysite nanotechnologies. In connection with this agreement, the Company and Nanolution have agreed that all medical uses and inventions arising from these efforts will be owned by Nanolution and all purification processes and non-medical applications will be owned by the Company.

Investor Relations

The Company intends to regularly communicate and re-enforce our brand awareness and corporate strategies in order to keep our shareholders, the investment community and our strategic partners informed regarding our progress in achieving our stated milestones and related discoveries. We believe our efforts to achieve widespread press exposure will help raise the scientific and investment community’s awareness of the science of nanotechnology  and increase the recognition of NaturalNano, Inc. as an innovative company. In this regard, the Company has engaged various professional firms to actively assist and advise in establishing public relations and investor relations strategies.

Employees

As of November 29, 2005 the Company employed seven full-time employees and one part-time employee. We anticipate the addition of another full-time employee within the next twelve months. Our evaluation of human resource needs has resulted in our use of experienced part-time consultants in the areas of product and business development in lieu of immediate full-time hiring for certain positions. The Company also has a number of consulting PhD and post doctoral level scientists and engineers available to assist in various extraction and classification of halloysite nanotubes and on other application related research projects. All of our employees have signed confidentiality agreements and we have non-complete agreements in place with our key employees.

Cash and Financing Activities

The Company’s source of cash since inception has been from inter-company advances from our principal stockholder, Technology Innovations, LLC, and from the issuance of $4,156,000 in Convertible Bridge Notes. The Convertible Bridge Notes included a mandatory conversion feature that resulted in the issuance of 10,469,600 shares of the Company’s common stock coincident with the consummation of the Merger on November 29, 2005.

On March 31, 2005 NN Research issued a warrant to SBI USA, LLC, granting SBI the right to purchase 2,250,000 shares of NN Research common stock at an exercise price of $.23 per share. On November 29, 2005, in connection with the Merger, that warrant was cancelled and the Company issued to SBI a warrant in identical form entitling SBI to purchase 2,250,000 shares of our common stock at an exercise price of $.23 per share. This warrant expires on March 31, 2006. Our cash forecast for the period ending December 31, 2006 assumes receipt of $517,500 in proceeds resulting from the exercise of this warrant during the first quarter of 2006. SBI has not indicated whether it intends to exercise the warrant in whole or in part or at all and there can be no assurance that we will receive any of such proceeds.

The estimated cash available and projected cash outflows for the twelve month period ending December 31, 2006 are as follows:

Cash on hand at September 30, 2005	$2,698,330
Cash proceeds assumed from exercise of stock warrants	517,500
LESS: Estimated cash projected to be used in operations during the fourth quarter of 2005	(775,000)
Projected cash available for 2006 operations	$2,440,830

Projected cash uses for 2006 operations:

Research and product development expenses	$1,000,000
Investment in Research Lab	250,000
General and administrative expenses including:
administrative salaries and benefits, office expenses, rent expense, legal and accounting, marketing and investor relations	1,700,000
Total estimated cash outflows for next twelve months	$2,950,000

As the Company continues to grow its intellectual property portfolio and to identify and invest in the commercial research and development of naturally occurring nanoscale materials, additional cash flow funding will be required.

The Company will continually evaluate all funding options including additional offerings of its securities to private and institutional investors and other credit facilities as they become available.

RISK FACTORS

You should carefully consider, among other potential risks, the following risk factors as well as all other information set forth or referred to in this Report before purchasing shares of our common stock. Investing in our common stock involves a high degree of risk. If any of the following events or outcomes actually occurs, our business operating results and financial condition would likely suffer. As a result, the trading price of our common stock could decline, and you may lose all or part of the money you paid to purchase our common stock.

Risks Related to our Business

Neither NN Research nor Cementitious Materials has recorded revenues or an operating profit since inception; continuing losses may exhaust our capital resources and force us to discontinue operations.

From its inception in December 2004 through September 30, 2005, NN Research has incurred cumulative losses of approximately $1,779,404. Cementitious Materials has incurred cumulative losses of approximately $416,039 since it’s inception at July 31, 1987. We cannot assure you that we will achieve profitability in the immediate future or at any time.

NN Research has had a significant working capital deficit, which makes it more difficult to obtain capital necessary for its business and which may have an adverse effect on our future business.

As of September 30, 2005, NN Research had a working capital deficit of approximately $1,590,667. As a result of the Merger, an aggregate of $4,256,000 of outstanding debt was converted on November 29, 2005 into 10,469,600 shares of our common stock. Giving effect to such conversion and to the other Merger transactions, we had, on a pro forma basis, a working capital surplus of $2,471,759 as of September 30, 2005.

If the Company cannot achieve commercial application of our nanoscale materials, we may not achieve profitability.

The Company must develop commercial applications for halloysite nanotubes, which it intends to do primarily by collaborating with market leaders in each potential field of use. If we fail to establish such collaborative relationships or if we are unable to develop sufficiently attractive commercial uses for our nanoscale materials or if we are unable to produce these materials at a competitive cost, we may not achieve profitability.

The industry in which we operate is highly competitive and has relatively low barriers to entry. Increased competition could result in margin erosion, which would make profitability even more difficult to achieve and sustain.

In addition to the wide range of material additives that are currently being used in the industries being targeted by the Company, the current nanomaterials market includes at least 200 companies globally, offering a wide variety of metal oxides and inorganic compounds. Many existing and potential competitors have greater financial resources and are likely to command a larger market share, which may enable them to establish a stronger competitive position than we have, in part through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable entity.

Our business could be negatively affected by any adverse economic developments in the advanced materials industry and/or the economy in general.

The Company depends on the demand for the application of our technology and nanoscale materials and our business is susceptible to downturns in the advanced materials industry and the economy in general. Any significant downturn in the market or in general economic conditions would likely hurt our business.

If the Company fails to keep up with changes affecting its technology and the markets that we will ultimately service, we will become less competitive, adversely affecting future financial performance.

In order to remain competitive and serve its customers effectively, NaturalNano must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. The Company needs to continuously develop new technology and products and services to address new developments. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting our technology, products and services may have a material and adverse effect on our operating results.

Our future success depends on retaining our existing key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our success depends in part on our ability to retain key employees including our executive officers. Although following the Merger we expect to have employment agreements with our executives, each executive can terminate his or her agreement at any time. Also, we do not currently carry "key man" insurance on our executives but intend to obtain it in the near future. It would be difficult for us to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure.

Our growth strategy assumes that we may possibly make future targeted strategic acquisitions. A future acquisition may disrupt our business, dilute stockholder value or distract management’s attention from operations.

Unless the Company can develop our present technology or newly acquired technology into marketable products, our ability to generate revenue may be hindered and our ability to achieve profitability will be slow and difficult. A possible strategy is to acquire new technology or products through targeted strategic acquisitions. If we attempt and fail to execute on this strategy, our revenues may not increase and our ability to achieve significant profitability will be delayed. Prior to this time, our ability to make strategic acquisitions has been hampered by our limited capital resources and the lack of a public market for its stock.

We may not be able to identify any appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these technologies, products and/or businesses into our existing operations in a cost-effective and efficient manner.

We may be unable to protect our intellectual property adequately or cost effectively, which may cause us to lose market share or reduce prices.

Our future success depends significantly on our ability to protect and preserve our proprietary rights related to our technology and resulting products. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. Although the Company has filed for several patents and intends to pursue aggressively efforts to obtain patent protection for its technology, we will also rely on trade secrets, common law trademark rights and trademark registrations, as well as confidentiality and work for hire, development, assignment and license agreements with employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing intellectual property rights could be costly and time-consuming and could distract management’s attention from operating business matters.

The Company’s intellectual property may infringe on the rights of others, resulting in costly litigation.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources, and other problems that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Risks Related to Our Common Stock

Shares of our common stock may be subject to price volatility and illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on Nasdaq or a national securities exchange.

Although a trading market for our common stock exists, the trading volume has historically been insignificant, and an active trading market for our common stock may never develop. There currently is no analyst coverage of our business. Very few shares of our common stock are currently freely tradable, and the amount of shares in our public “float” will continue to be limited, due to the applicability of resale restrictions under applicable securities laws on shares issued to the former shareholders of NN Research and the fact that significant portions of our outstanding shares are held by our officers, directors or major shareholders. As a result of the thin trading market for our common stock, and the lack of analyst coverage, the market price for our shares may continue to fluctuate significantly, and will likely be more volatile than the stock market as a whole. There may be a limited demand for shares of our common stock due to the reluctance or inability of certain investors to buy stocks quoted for trading on the OTC Bulletin Board (OTCBB), lack of analyst coverage of our common stock, and a negative perception by investors of stocks traded on the OTCBB; as a result, even if prices appear favorable, there may not be sufficient demand in order to complete a shareholder’s sell order. Without an active public trading market or broader public ownership, shares of our common stock are likely to be less liquid than the stock of most public companies, and any of our shareholders who attempt to sell their shares in any significant volumes may not be able to do so at all, or without depressing the publicly quoted bid prices for our shares.

In addition, while we may at some point be able to meet the requirements necessary for our common stock to be listed on one of the Nasdaq stock markets or on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on Nasdaq or on a national securities exchange. Initial listing on one of the Nasdaq markets or one of the national securities exchanges is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

Future sales of shares of our common stock may decrease the price for such shares.

On November 29, 2006, the one-year holding period requirement under Rule 144 expires on the common stock issued to former shareholders of NN Research in connection with the Merger, unless we achieve registration of part or all of those shares before this date. As a result, a large number of shares of our common stock will be eligible for resale on the open market, at that time many without any restrictions as to size or frequency of such sales. Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock.

We also intend to register certain shares of our common stock that are subject to outstanding warrants and stock options, or reserved for issuance under our stock option plan. Once such shares are registered, they can be freely sold in the public market upon exercise of the warrants or options. If any of our shareholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital. Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. In addition to the 60,380,020 shares of our common stock actually issued and outstanding, there will be another 9,250,000 shares of common stock reserved for future issuance as follows:

(i)	4,950,000 shares issuable upon exercise of outstanding options under our 2005 Incentive Stock Plan;

(ii)	2,250,000 shares issuable upon exercise of outstanding stock purchase warrants; and

(iii)	2,050,000 shares reserved for issuance in the future under our 2005 Incentive Stock Plan.

Our stock price may be volatile, and you may lose some or all of your investment.

The trading prices of the stock of companies listed on the OTCBB, have been highly volatile. Accordingly, the trading price of our common stock is likely to be subject to wide fluctuations. Factors affecting the trading price of our common stock may include, among other things:

•	variations in our operating results;

•	announcements of technological innovations, new services or service enhancements, or significant agreements, by us or by our competitors;

•	recruitment or departure of key personnel;

•	changes in estimates of our operating results, or changes in recommendations by any securities analysts that may follow us;

•	sales of our common stock, particularly sales by officers, directors and significant shareholders; or

•	conditions in our industry, the industries of our customers and the economy as a whole.

Our stock may be subject to regulation as a “penny stock”, which could severely limit the liquidity of your securities.

Our common stock may be subject to regulation as a “penny stock,” which generally includes stocks traded on the OTCBB that have a market price of less than $5.00 per share. If shares of our common stock continue to trade for less than $5.00 per share, they would be subject to Rule 15g-9 under the Exchange Act which, among other things, requires that broker/dealers satisfy special sales practice requirements, including making individualized written suitability determinations, providing disclosure explaining the nature and risks of the penny stock market, receiving a purchaser’s written consent prior to any transaction and waiting two days before effecting the transaction. Such requirements could severely limit the liquidity of your securities.

Mergers of the type we just completed are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the SEC and NASD have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or on national securities exchange. On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National Association of Securities Dealers or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares may be negatively impacted.

Being a public company will increase administrative costs, which could result in lower net income, and make it more difficult for us to attract and retain key personnel.

As a public company, we incur significant legal, accounting and other expenses that NN Research did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming. These new rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on our audit committee.

We do not anticipate paying dividends in the foreseeable future. This could make our stock less attractive to potential investors.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business and we do not intend to declare or pay any cash dividends in the foreseeable future. Any future payment of cash dividends will be at the discretion of our Board of Directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

The authorization and issuance of preferred stock may prevent or discourage a change in our management.

Our amended Articles of Incorporation will authorize the Board of Directors to issue up to 10,000,000 shares of preferred stock without stockholder approval. Such shares will have terms, conditions, rights, preferences and designations as the Board may determine. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of our outstanding common stock.

It may be difficult for a third party to acquire us, and this could depress our stock price.

Nevada corporate law includes provisions that could delay, defer or prevent a change in control of our company or our management. These provisions could discourage information contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. For example:

(i)
without prior stockholder approval, the Board of Directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and inference of that preferred stock;

(ii)	there is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

(iii)	stockholders cannot call a special meeting of stockholders.

DESCRIPTION OF PROPERTY

We currently conduct our primary business operations using office space rented from Lennox Tech Enterprise Center in West Henrietta, New York. We pay a monthly fee of $4,047 for the use of this office space under a lease expiring May 31, 2008 (subject to our right to terminate any time after May 31, 2006 upon 90 days’ notice). We are planning to lease laboratory facilities as needed to expand the capabilities and facilities of subcontractors and government laboratories, where we plan to conduct the bulk of our research under contracts and cooperative research and development agreements. We believe that suitable space is available in the greater Rochester, New York area at competitive rates. Our management believes that our properties are adequately covered by insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 29, 2005 with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by all of the directors and executive officers as a group. Unless otherwise indicated, the address of each of the persons listed below is c/o NaturalNano, Inc., 150 Lucius Gordon Drive, Suite 115, West Henrietta, NY 14586. Unless otherwise indicated in the footnotes, shares are owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after November 29, 2005. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class(2)

Directors and Executive Officers:
Steven Katz	100,000		*
Ross B. Kenzie	32,962,624	(3)	54.4%
John F. Lanzafame	116,667		*
Michael L. Weiner	33,029,430	(3)	53.6%
Michael Riedlinger	500,000		*
Kathleen Browne	150,000		*
Sarah Cooper	100,000		*
All Directors and Executive Officers as a group (7 persons)	33,996,097	(3)	55.1%

Other 5% Beneficial Owners:
Technology Innovations, LLC 150 Lucius Gordon Drive, Suite 215 West Henrietta, NY 14586	32,962,763	(4)	54.4%

*	Less than 1%
1)	Except as may be set forth below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
2)
Applicable percentage of ownership is based on 60,380,020 shares outstanding immediately following the Merger, together with applicable options for such stockholder. Shares subject to options currently exercisable or exercisable within 60 days after the effective time of the Merger are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

3)
Includes 32,962,763 shares held by or issuable to, Technology Innovations, LLC, of which Messrs. Kenzie and Weiner are members and managers. Each of Mr. Kenzie and Mr. Weiner disclaims beneficial ownership of the shares held by Technology Innovations, LLC except to the extent of his beneficial ownership of a membership interest in Technology Innovations, LLC.

4)	Includes 250,000 shares issuable pursuant to currently exercisable options.

EXECUTIVE OFFICERS AND DIRECTORS

The following table shows information about our executive officers and directors as of November 29, 2005:

Name	Age	Position
Steven Katz	56	Director
Ross B. Kenzie	73	Director
John F. Lanzafame	37	Director
Michael L. Weiner	57	Director
Michael Riedlinger	47	President and Director
Kathleen Browne	50	Chief Financial Officer, Treasurer and Secretary
Sarah Cooper	28	Chief Technology Officer

The business experience of each of the persons listed above during the past five years is as follows:

Steven Katz is President of Steven Katz & Associates, Inc., a technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing since 1982. From January 2000 until October 2001, Mr. Katz was President and Chief Operating Officer of Senesco Technologies, Inc., a public company engaged in the development of proprietary genes with application to agro-biotechnology. From 1983 to 1984 he was the co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a biomaterials company. Prior to S.K.Y. Polymers, Inc., Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1980 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelor of Business Administration degree in Accounting from the City College of New York in 1969. He is a member of the Boards of Directors of two publicly held corporations, USA Technologies, Inc. and Biophan Technologies, Inc. and of several private companies.

Ross B. Kenzie currently serves on the boards of several companies including the publicly held Rand Capital Corporation and Biophan Technologies Inc. as well as many entrepreneurial ventures that are privately held, including Biomed Solutions LLC and Technology Innovations, LLC. Mr. Kenzie is a former Chairman and Chief Executive Officer of Goldome Bank, from which he retired in June 1989. He was previously Executive Vice President of Merrill Lynch & Co., in the New York worldwide headquarters, and is a former member of the Merrill Lynch & Co. Board of Directors. He is a former Director of the Federal Home Loan Bank of New York ( from 1984 to 1988) and served on the boards of the National Council of Savings Institutions (from 1982 to 1986), the Federal Reserve Bank of New York, Buffalo Branch (from 1985 to 1987), and the Savings Banks Association of New York State (from 1984 to 1987). Mr. Kenzie was a Director of Millard Fillmore Hospitals (from 1982 to 1995) and is currently Past Chairman Emeritus. He served on the Board of the Kaleida Health, Education and Research Foundation (from 1998 to 2000) and is currently on its Investment Committee. He was Director of the Health Systems Agency of Western New York (from 1988 to 1991), and was a member of the College Council of the State University College at Buffalo (from 1981 to 1998) and served as Chairman. He was a Director of the College’s Foundation and a member of its Finance Committee (from 1984 to 1998) and is currently on its Investment Committee. He served on the Council of the Burchfield-Penney Art Center (from 1990 to 2001) and the Albright Knox Art Gallery (from 1983 to 1985). He is also a member of the Board, and the Chairman of the Investment Committee of the State University at Buffalo Foundation.

John Lanzafame is Vice President for Business Development of Biophan Technologies, Inc. He has fifteen years experience in the medical device industry, with a background that includes a bachelors degree in chemical engineering and a masters degree in industrial engineering.  Until early 2004, Mr. Lanzafame was employed by STS Biopolymers, Inc., a privately held medical device company that marketed high performance polymer-based coatings for the medical device industry, including drug eluting surfaces for devices such as coronary stents and indwelling catheters.  Mr. Lanzafame held a variety of positions with STS Biopolymers, including positions in research, product development, and sales and marketing, ultimately leading to his assuming the position of President of STS Biopolymers beginning in 2003.  In 2004, Mr. Lanzafame left STS Biopolymers following sale of the company to Angiotech Pharmaceuticals, and is currently Vice President, Business Development for Biophan, and President of Nanolution, Biophan’s drug delivery division.  This newly formed division was created to leverage new discoveries in the field of nanotechnology for the purposes of targeted drug delivery and highly controlled drug elution from medical devices.

Michael L. Weiner is President, Chief Executive Officer and co-founder of Biophan Technologies, Inc. He began his career at Xerox Corporation in 1975, where he served in a variety of capacities in sales and marketing, including manager of software market expansion and manager of sales compensation planning. In 1982, he received the President’s award, the top honor at Xerox for an invention benefiting a major product line. In 1985, Mr. Weiner founded Microlytics, a Xerox spin-off company which developed technology from the Xerox Palo Alto Research Center into a suite of products, including the award winning Word Finder Thesaurus, with licenses out to over 150 companies, including Apple, Microsoft, and Sony. Microlytics was acquired by a merger with a public company in 1990, which Mr. Weiner then headed up through 1993. In February 1999, Mr. Weiner founded Technology Innovations, LLC, to develop intellectual property assets. In August 2000, Technology Innovations, LLC created a subsidiary, Biomed Solutions, LLC, to pursue certain biomedical and nanotechnology opportunities, investing in embryonic-to-seed stage innovations which generate new ventures and/or licenses. Mr. Weiner is the CEO and a director of Biophan Technologies, Inc., a medical research and development company located in West Henrietta, New York engaged in providing technology to enable implantable medical devices and interventional devices to be used safely and effectively in conjunction with Magnetic Resonance Imaging (MRI), since December 2000. Mr. Weiner serves on the Boards of Biophan Technologies, Inc., Biomed Solutions, LLC, Technology Innovations, LLC, Stem Capture, Inc., OncoVista, Inc., Myotech, LLC, TE Bio, LLC, and Nanoset, LLC,. Mr. Weiner holds seventeen U.S. patents.

Michael Riedlinger became President of NaturalNano in December 2004. Prior to joining NaturalNano, he was, from 2002 to 2005, President of Technology Sales and Licensing Services, a firm specializing in business development for organizations that seek new sources of revenue from licensing or selling their technical innovations to others. Mr. Riedlinger continues to provide limited consulting services to Biophan Technologies, Inc. relative to licensing and technical development projects in connection with this former role. From 2000 to 2002, Mr. Riedlinger was Chief Executive Officer of Vitalwork, Inc., an organizational development company focused on training and corporate culture change for the telecommunications industry. From 1995 to 2000, Mr. Riedlinger was Director of Sales and Marketing at Metamor Software Solutions, a computer programming services division of Metamor Worldwide with offices in over 20 countries. From 1993 to 1995 he was Vice President of QSoft Solutions, a provider of quality management software and information to major corporations in North America. From 1986 to 1993, Mr. Riedlinger held several positions, including OEM Products Director and Director of Strategic Planning at Microlytics, Inc. Mr. Riedlinger has a MBA from the University of Rochester and a BFA from the Rochester Institute of Technology.

Kathleen Browne became Chief Financial Officer of NaturalNano in July 2005. For the four years prior to joining NaturalNano, Ms. Browne was the Corporate Controller and Chief Accountant of Paychex, Inc., a payroll service provider in Rochester, New York. During the period 1996-2000, she served as the Vice President and Corporate Controller of W.R. Grace, a worldwide specialty chemicals manufacturer located in Boca Raton, Florida. From 1992-1996, Ms. Browne served in various financial positions for Bausch & Lomb in Rochester, New York. From 1977 to 1992, Ms. Browne was with the Rochester, New York office of Price Waterhouse. Ms. Browne holds a Bachelor of Science degree from St. John Fisher College.  She is a member of the American Institute of Certified Accountants and the New York State Society of CPAs.

Sarah Cooper has been Chief Technology Officer of NaturalNano since December 2004. Ms. Cooper has an extensive background in nanotechnology and material science. Trained as a chemical engineer, she was, prior to joining NaturalNano, a research fellow at NASA Ames Center for Nanotechnology, studying the fundamental properties of carbon nanotubes and other nanomaterials. Ms. Cooper is also a consultant to Biophan Technologies, Inc. for that company’s bio-thermal battery project. While on sabbatical from NASA in 2003, Ms. Cooper attended NJIT’s BioMEMS Summer Institute to study the potential of BioMEMS as an integration platform to scale nano-sized components into practical devices. Before going to NASA, she conducted research at Los Alamos National Lab and IDEXX Laboratories. Ms. Cooper received her BS in chemical engineering from Brown University in 2000, and is currently finishing a PhD in Materials Physics at the University of Sydney, expanding on her work at NASA on nanoengineered thermoelectric materials. Ms. Cooper has authored numerous scientific and professional journal articles.

Potential Conflict of Interests

Two members of our Board of Directors, Michael L. Weiner and Ross B. Kenzie, are managers and significant equity holders of Technology Innovations, LLC, which owns approximately 54.4% of our outstanding common stock. Messrs. Weiner and Kenzie and Technology Innovations are also significant equity holders of Biomed Systems LLC, a company engaged in the business of identifying and acquiring for exploitation technologies in the biomedical field. Further, Mr. Weiner is on the board of Nanoset, LLC, an entity owned in part by Biomed Solutions, which is engaged in the development of nanomagnetic particle coatings. Messrs. Weiner and Kenzie and a third member of our Board, Steven Katz, are also on the Board of, and Mr. Weiner and a fourth member of our Board, John Lanzafame, are executive officers of, Biophan Technologies, Inc., a company with whose wholly-owned subsidiary, Nanolution, LLC, we have a joint research and development agreement for the development of drug delivery and medical applications utilizing nanotechnology discoveries.

Prior to joining NN Research, our President, Michael Riedlinger, advised Biophan Technologies on licensing and technological development projects as an independent consultant. He has continued to provide such services to Biophan Technologies, and the cost of 20% of his base compensation is borne by Biophan Technologies. Our Chief Technology Officer, Sarah Cooper, also provides services to Biophan Technologies, and 50% of the cost of her base salary is borne by Biophan Technologies.

Because of the nature of our business and the business of these other entities, the relationships of all of the members of our Board of Directors with these other entities may give rise to conflicts of interest with respect to certain matters affecting us. Potential conflicts may not be resolved in a manner that is favorable to us. We believe it is not possible to predict the precise circumstances under which future potential conflicts may arise and therefore intend to address potential conflicts on a case-by-case basis. Under Nevada law, directors have a fiduciary duty to act in good faith and with a view to the best interests of the corporation.

The Board and Committees of the Board

The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not currently have a nominating committee and has not established any specific procedure for selecting candidates for director. However, directors are currently nominated by a majority vote of the Board. There is also no established procedure for shareholder communications with members of the Board or the Board as a whole. However, shareholders may communicate with the investor relations department of the Company, and such communications are either responded to immediately or are referred to the president or chief financial officer of the Company for a response. The Board intends to form a nominating and corporate governance committee during the 2006 fiscal year.

Audit Committee. The Audit Committee is currently composed of Messrs. Katz (Chairman) , and Kenzie. The responsibilities of the Audit Committee will be more fully set forth in the Audit Committee Charter which the Board intends to adopt prior to the 2006 Annual Meeting. When adopted, the Audit Committee Charter will be posted on our website at www.naturalnano.com, and shall include provisions governing the appointment, retention, compensation and oversight of, the work of the independent accountants, who report to, and are directly accountable to, the Committee. The Audit Committee reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls. The Board has determined that Messrs. Katz and Kenzie meet the qualifications as “audit committee financial experts”.

Compensation Committee. The Compensation Committee is composed of Messrs Kenzie (Chairman), Weiner and Katz. The responsibilities of the Compensation Committee will be more fully set forth in the Compensation Committee Charter which the Board intends to adopt prior to the 2006 Annual Meeting. When adopted, the Compensation Committee Charter will be posted on our website at www.naturalnano.com, and shall include provisions governing the review of the Company’s compensation policies and the establishment of executive officer compensation, and the administration of the Company’s Stock Option Plan.

Compensation of the Board

Directors who are employees of the Company do not receive additional compensation for serving on the Board or its committees. Non-employee directors, for their services as directors, are paid an annual cash fee of $8,000. In addition, non-employee directors are also eligible to receive an option grant for up to 50,000 shares of our common stock at each annual stockholders meeting. All directors are reimbursed for their reasonable expenses incurred in attending Board meetings. Steven Katz receives an additional $3,000 per year for serving as Chairman of the Audit Committee. Otherwise, no additional compensation is paid to directors for serving as members of committees of the Board.

The Company maintains directors and officers liability insurance.

EXECUTIVE COMPENSATION

NN Research was incorporated on December 22, 2004 and did not have any employees for the fiscal year ended December 31, 2004. Set forth below is information relating to the current compensation of the Company’s executive officers, stated on an annualized basis. The date on which each officer’s employment commenced is set forth opposite his or her name.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Awards
Name / Position	Payroll Start Date	Gross Salary	Eligible Bonus	Restricted Awards	Securities Options / SAR
Michael Riedlinger/President	1/1/05	$135,000	$30,000	None	1,500,000
Kathleen Browne/CFO	7/1/05	$135,000	$20,000	None	400,000
Sarah Cooper/CTO	10/1/05	$110,000	$7,000	None	300,000

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Each of the Company’s executive officers was offered employment in a letter which set forth his or her compensation and provides that employment may be terminated at any time by either the Company or the executive officer upon 90 days’ notice or by the Company immediately for cause or upon the executive officer’s death or disability. There are no arrangements between the Company and any of its executive officers for severance pay or for any payments or other compensation upon a change in control of the Company. All of our executives have signed confidentiality agreements and we have non-complete agreements in place with the Company's President and CTO.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Registration Rights Agreement and Other Registration Obligations

NN Research entered into a certain Registration Rights Agreement on December 22, 2004 with Technology Innovations LLC, our principal stockholder which holds 32,962,763 shares of our common stock,. We assumed NN Research’s obligations under the Registration Rights Agreement in connection with the Merger. Under the Registration Rights Agreement, we are required to use our reasonable best efforts to prepare and file with the SEC, and to cause to be declared effective, a registration statement on an appropriate form pursuant to the Securities Act of 1933 to permit the offer and resale by Technology Innovations, LLC of the shares held by it. We are obligated to keep such registration statement effective for a period of one year after it first becomes effective. All expenses incident to the performance of our obligations under the Registration Rights Agreement, including all registration fees and expenses, will be borne by the Company. The Registration Rights Agreement is filed herewith as Exhibit 4.3 and the foregoing description is qualified in its entirety by reference to such Exhibit.

In connection with the Merger, on November 29, 2005, we issued to SBI USA, LLC a warrant for the purchase of 2,250,000 shares of our common stock, in exchange for a warrant which had been issued to SBI by NN Research and which were cancelled pursuant to the Merger Agreement. Under the warrant, if we determine to register any shares of our common stock under the Securities Act of 1933 in connection with a public offering of our common stock (other than under an employee benefit plan or in connection with a merger or similar transaction), we are required to include in such registration any shares of our common stock issuable to SBI under the warrant (or in certain other specified transactions). We have agreed to bear all expenses incurred by us or by SBI in connection with such registration. The warrant is filed herewith as Exhibit 4.5 and the foregoing description is qualified in its entirety by reference to such Exhibit.

In the Subscription Agreement pursuant to which NN Research issued the Convertible Notes that were converted, at the effective time of the Merger, into an aggregate of 10,469,600 shares of our common stock, NN Research agreed to use its best efforts to include the securities issued upon conversion of such Convertible Notes in any registration statement filed by NN Research under the Securities Act of 1933 in connection with a public offering of its common stock (other than under an employee benefit plan or in connection with a merger or similar transaction) for its own account or for the account of others. In the Merger Agreement, we assumed the obligations of NN Research with respect to such registration rights. All expenses incident to the performance of our obligations, including all registration fees and expenses, will be borne by the Company. The form of Subscription Agreement is filed herewith as Exhibit 4.4 and the foregoing description is qualified in its entirety by reference to such Exhibit.

Joint Research Agreement

On May 25, 2005, NN Research entered into a joint research agreement with Nanolution, LLC to pursue the development of a new drug delivery application utilizing naturally occurring halloysite nanotechnologies. One of our directors, John Lanzafame, is President of Nanolution. Nanolution is a wholly-owned subsidiary of Biophan Technologies, Inc. and three of our directors (Messrs. Katz, Kenzie and Weiner) are directors of Biophan Technologies; Messrs. Lanzafame and Weiner are executive officers of Biophan Technologies. Under the joint research agreement, all medical uses and inventions arising from these efforts will be owned by Nanolution and all purification processes and non-medical applications will be owned by the Company. The joint research agreement is filed herewith as Exhibit 10.2 and the foregoing description is qualified in its entirety by reference to such Exhibit.

License Agreement

On April 27, 2005, Technology Innovations, LLC granted NN Research an exclusive, world-wide license, with right to sublicense, to use certain specified patent rights of Technology Innovations (the “Patent Rights”) as well as Technology Innovation’ research and development information, unpatented inventions, know-how, trade secrets, and technical data in the development, manufacture, use and sale of non-medical products employing halloysite microtubule processes, structures, compositions and applications. NN Research is required to make royalty payments to Technology Innovations based on the net sales of products utilizing the licensed technology and on the receipt of fees for the sublicensing of such technology. The license will expire upon the expiration or abandonment of the Patent Rights, but may be terminated earlier by Technology Innovations for (i) non-payment of royalties or other breach by NN Research of its obligations under the License Agreement or (ii) the failure of NN Research or any sublicense to make any sale of a product utilizing the licensed technology within five years after the effective date of the License Agreement. Technology Innovations is our principal stockholder and the holder of approximately 54% of our outstanding common stock. Two of our directors (Messrs. Kenzie and Weiner) are members and managers of Technology Innovations.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary. It is subject in all respects to applicable Nevada law and to the provisions of our articles of incorporation and bylaws, as amended from time to time, copies of which have been or will be filed with the SEC. Please refer to these documents for more complete information.

Authorized Capital Stock

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001 per share. As of November 29, 2005, there were 60,380,020 shares of our common stock issued and outstanding. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to (a) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of common stock with a par value of $0.001 per share. There are currently no shares of our preferred stock issued or outstanding. The Board of Directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series at the discretion of our Board of Directors. The Board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Preferred shares may be issued in the future by the Board without further stockholder approval, for such purposes as the board deems in the best interest of our company, including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the Board of Directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a "poison pill".

The flexibility granted to the board in specifying the rights and preferences of various series of preferred stock could similarly be used in designing classes of preferred stock which could act as an effective deterrent or defensive tool in a takeover situation including the creation of voting and other impediments which might frustrate persons attempting to gain control of our company. Such uses of authorized and unissued stock might make any takeover attempt more difficult and could deprive stockholders of the ability to realize above present market premiums, which often accompany such takeover attempts. There are currently no shares of preferred stock outstanding and we do not have any present intention of issuing any such shares in the immediate future.

PART II

STOCK PRICE AND DIVIDEND INFORMATION; RELATED STOCKHOLDER MATTERS

Stock Price

Our common stock is currently traded on the OTCBB as NaturalNano, Inc. under the symbol “NNAN.” Prior to December 1, 2005, our stock traded as Cementitious Materials, Inc. under the symbol “CTTM.” Because our shares have traded only on a limited and sporadic basis, there is no meaningful history of reported trades in the public market and we therefore do not include a price history of our shares. The market price of our common stock fluctuates. We encourage you to obtain current market price information for our common stock.

Holders

The number of record holders of our common stock as of November 29, 2005, was 176; this number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Dividends

We have never declared or paid any cash dividends on any class of our common stock. We currently intend to retain any future earnings to fund the development and growth of our business and currently do not anticipate paying cash dividends in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information about securities authorized for issuance under our equity compensation plans as of November 29, 2005:
Number of Securities
	Number of		remaining for future
	Securities to	Weighted-	issuance under equity
	be issued upon	average exercise	compensation plans
	exercise of	price of	(excluding securities
	outstanding options,	outstanding	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,950,000	$.10	2,050,000
Equity compensation plans not approved by security holders	none	$–	none
Total	4,950,000	$.10	2,050,000

NATURALNANO, INC. 2005 INCENTIVE STOCK PLAN

The following is a brief summary of the NaturalNano, Inc. 2005 Incentive Stock Plan, a copy of which is filed herewith as Exhibit 4.1. The following summary is qualified in its entirety by reference to such Exhibit.

Types of Awards

The incentive stock plan provides for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and other stock-based awards. No more than 50% of the total number of shares of common stock covered by the incentive stock plan may be issued pursuant to awards that are not options or stock appreciation rights.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The Board of Directors may not cancel any outstanding options and grant in substitution for such options new options under the incentive stock plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options. The Board of Directors will, however, have the power to amend stock options to convert them into stock appreciation rights and make other amendments to options, provided that the optionee must consent to such action unless the board determines that the action would not materially and adversely affect the optionee.

Restricted Stock and Restricted Stock Unit Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Board of Directors may determine.

Restricted stock and restricted stock unit awards granted under the incentive stock plan may vest (a) solely on the basis of passage of time, (b) solely based on achievement of specified performance criteria or (c) upon the passage of time, subject to accelerated vesting if specified performance criteria are met. The Board of Directors may determine, at the time of grant, that restricted stock or restricted stock unit award being made to an officer will vest solely upon achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Code will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels.

Except as noted below, (a) restricted stock and restricted stock units that vest solely on the basis of passage of time may vest no faster than ratably over three years; and (b) restricted stock and restricted stock units that vest based on achievement of specified performance criteria, or provide for accelerated vesting based upon achievement of specified performance criteria, may not vest earlier than the first anniversary of the date of grant. These vesting restrictions do not apply to restricted stock and restricted stock unit awards collectively with respect to up to 5% of the total number of shares of common stock covered by the incentive stock plan. In addition, the Board of Directors may make exceptions to the vesting limitations described above in the event of the recipient’s death, a change in control or other extraordinary circumstances specified in the incentive stock plan.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at the election of the Board of Directors, an amount in cash or common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

Other Stock-Based Awards. Under the incentive stock plan, the Board of Directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards

Employees, officers, directors, consultants, advisors and other service providers are eligible to be granted awards under the incentive stock plan. The maximum number of shares with respect to which awards may be granted to any participant under the incentive stock plan may not exceed 5 million shares per calendar year.

Administration

The incentive stock plan is administered by the Board of Directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the incentive stock plan and to interpret the plan’s provisions. The board may also delegate authority under the incentive stock plan to a committee of the Board of Directors. The board may also delegate authority under the incentive stock plan to one or more officers, except that the board will fix the terms of the awards to be granted by such officers and the maximum number of shares subject to awards that the officers may grant. No officer will be authorized to grant awards to himself or herself.

Subject to any applicable delegation by the Board of Directors and any applicable limitations contained in the incentive stock plan, the Board of Directors selects the recipients of awards and determines:

(i)	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

(ii)	the exercise price of options, which may not be less than 100% of the fair market value of common stock;

(iii)	the duration of options, which may not exceed 10 years;

(iv)	the terms of stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable;

(v)
the number of shares of common stock subject to any restricted stock, restricted stock unit or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

We are required to make appropriate adjustments or substitutions in connection with the incentive stock plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent the Board of Directors deems such adjustment or substitution to be necessary and appropriate. The incentive stock plan also contains provisions addressing the consequences of any “reorganization event,” which is defined as:

(i)	any Merger or consolidation of with or into another entity as a result of which all of the common stock is converted into or exchanged for the right to receive cash, securities or other property; or

(ii)	any exchange of all of common stock for cash, securities or other property pursuant to a share exchange transaction.

If any award expires or is terminated, surrendered or canceled without having being fully exercised, is forfeited in whole or in part, or results in any common stock not being issued because (a) the award is settled for cash, or (b) shares are used to satisfy the exercise price or tax withholding obligation, the unused shares of common stock covered by such award will again be available for grant under the incentive stock plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Termination or Amendment

No award may be made under the incentive stock plan after the completion of ten years from the date on which the plan is approved by our stockholders, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the incentive stock plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without the approval of our stockholders, no amendment may:

(i)	increase the number of shares authorized under the incentive stock plan;

(ii)	materially increase the benefits provided under the incentive stock plan;

(iii)	materially expand the class of participants eligible to participate in the incentive stock plan;

(iv)	expand the types of awards provided under the incentive stock plan; or

(v)	make any other changes which require stockholder approval under the rules of the national securities market on which the shares of common stock are quoted.

No award may be made that is conditioned on the approval of our stockholders of any amendment to the incentive stock plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the incentive stock plan. This summary is based on the tax laws in effect as of the date of this Information Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company, NaturalNano, or any other 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

Restricted Stock Units. A participant will have income from a restricted stock unit equal to the difference of the fair market value of the stock on the date of delivery of the stock less the purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit.

Stock Appreciation Rights and Other Stock-Based Awards. The tax consequences associated with stock appreciation rights and any other stock-based awards granted under the incentive stock plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject and, to the best of our knowledge, no such actions against us are contemplated or threatened.

RECENT SALES OF UNREGISTERED SECURITIES

On November 29, 2005, we issued an aggregate of 55,388,978 shares of our common stock in the Merger. The shares were issued in a private transaction to 59 persons that were the former stockholders and note holders of NN Research. We also issued, pursuant to the Merger Agreement, a warrant for the purchase of 2,250,000 shares of our common stock to one investor, in exchange for a warrant for the purchase of an identical number of shares of NN Research common stock that was cancelled in the Merger. The issuances were made in reliance on an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall have any liability to the company if the person acted in good faith and with the same degree of care and skill as prudent person in similar circumstances.

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices. However, nothing in our articles of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Business Corporations Act provides that he or she shall be indemnified against reasonable expenses incurred in connection with the proceeding.

PART F/S

See Item 9.01: Financial Statements and Exhibits below.

PART III

See Item 9.01: Financial Statements and Exhibits below.

Item 3.02 Unregistered Sale of Equity Securities.

On November 29, 2005, effective upon the closing of the Merger, we issued 55,388,978 shares of our common stock to the former stockholders and note holders of NN Research. In connection with the Merger, we also issued a warrant to SBI USA, LLC, the holder of an outstanding warrant for the purchase of NN Research common stock. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K which is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)    On November 29, 2005, after the closing of the Merger, HJ & Associates, LLC, Certified Public Accountants (“HJ”), resigned as our independent certifying accountants, effective November 29, 2005. The termination of our relationship with HJ was unanimously accepted by the Audit Committee of our Board of Directors on November 29, 2005.

HJ’s audit report to our financial statements for the years ended December 31, 2004 and 2003, includes a modification expressing substantial doubt as to the Company's ability to continue as a going concern because we had not established an ongoing source of revenues sufficient to cover our operating costs. Our ability to continue as a going concern is dependent on obtaining adequate capital to fund future operating losses until we become profitable. The audit report contains no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principle.

In connection with its audit for the last two fiscal years and the interim periods until the date of termination, there have been no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of HJ, would have caused it to make reference to the subject matter of the disagreement in connection in its report on the financial statements.

During our two most recent fiscal years and through November 29, 2005 there have been no reportable events as set forth in Regulation S-B, Item 304(a)(1)(iv). We have provided HJ with a copy of this Form 8-K and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not HJ agrees with the above statements. A copy of the letter provided to us by HJ in response to this request is filed as Exhibit 16.1 to this Form 8-K.

(b)    Also on November 29, 2005, the Audit Committee unanimously approved a resolution to engage  Goldstein Golub Kessler LLP, Certified Public Accountants (“GGK”), to become our new independent certifying accountants. Prior to the Merger, GGK had served as the independent certifying accountants of NN Research from its inception. From the date of inception of NN Research and through November 29, 2005, we have not consulted with GGK regarding:

(i)    the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by concluding there was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or

(ii)    any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto, or a reportable event, as set forth in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the Merger, all of the Company’s incumbent officers and directors resigned as of November 29, 2005, the effective date of the Merger. On November 29, 2005, the following persons were elected to our Board of Directors: Steven Katz, Ross B. Kenzie, John F. Lanzafame, Michael Riedlinger and Michael L. Weiner. Also, on November 29, 2005, the following persons were elected to the offices indicated after their names: Michael Riedlinger (President), Kathleen A. Browne (Chief Financial Officer, Treasurer and Secretary), and Sarah Cooper (Chief Technology Officer). Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On November 29, 2005, we amended our articles of incorporation, (i) to change of our name from Cementitious Materials, Inc. to NaturalNano, Inc. and (ii) to increase our authorized capitalization to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. A copy of the Certificate of Amendment to our Articles of Incorporation is filed as Exhibit 3.2 to this Report and the foregoing description of the amendment is qualified in its entirety by reference to such Exhibit.

On December 5, 2005, we filed Restated Articles of Incorporation. The Restated Articles restated our corporate charter to reflect all prior amendments, but did not effect any further amendment. A copy of our Restated Articles of Incorporation is filed as Exhibit 3.1 to this Report on Form 8-K.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Item 2.01 and Item 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

See Financial Statements beginning at Page F-1

(b)	Pro forma financial information.

See Unaudited Pro Forma Condensed Financial Statements of NaturalNano, Inc. filed herewith as Exhibit 99.1.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger among NaturalNano, Inc., Cementitious Materials, Inc. and Cementitious Acquisitions, Inc. [1]
3.1	Restated Articles of Incorporation*
3.2	Certificate of Amendment of Articles of Incorporation*
3.3	By-laws [2]
4.1 #	NaturalNano, Inc. 2005 Incentive Stock Plan [3]
4.2 #	Form of Non-Qualified Stock Option Agreement *
4.3	Registration Rights Agreement dated as of December 22, 2004 between NaturalNano, Inc. and Technology Innovations, LLC *
4.4	Form of Subscription Agreement for the Purchase of Convertible Notes of NaturalNano, Inc. *
4.5	Warrant issued to SBI USA, LLC *
10.1
License Agreement between Technology Innovations, LLC and NaturalNano, Inc. dated as of April 27, 2005 (filed in redacted form pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission) *

10.2	Joint Research Agreement between Nanolution, LLC and NaturalNano Inc. dated as of May 25, 2005 *
10.3 #	Employment Letter of Michael Riedlinger and Amendment No. 1 thereto *
10.4 #	Employment Letter of Kathleen A. Browne and Amendment No. 1 thereto *
10.5 #	Employment Letter of Sarah Cooper *
16.1	Letter on Change in Certifying Accountant *
21.1	Subsidiaries *
23.1	Consent of Goldstein Golub Kessler LLP, Certified Public Accountants*
99.1	Unaudited Pro Forma Condensed Financial Statements of NaturalNano, Inc.*

*	Filed herewith
#	May be deemed a compensatory plan or arrangement
1.	Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated September 26, 2005
2.	Incorporated by reference to Exhibit 3.2 to Form 10-SB filed July 3, 2002
3.	Incorporated by reference to Appendix C to Information Statement on Schedule 14C filed November 8, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Dated: December 5, 2005	By:	/s/ Michael Riedlinger

Michael Riedlinger President

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NaturalNano Inc.

We have audited the accompanying balance sheet of NaturalNano Inc. (a development stage company) (an entity controlled by Technology Innovations, LLC) as of December 31, 2004, and the related statements of operations, stockholder’s equity and cash flows for the period from December 22, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NaturalNano Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period from December 22, 2004 to December 31, 2004 in conformity with United States generally accepted accounting principles.

/s/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 15, 2005, except for Note 12,
as to which the date is November 29, 2005

NaturalNano, Inc.
(A Development Stage Company)

BALANCE SHEET

	September 30,	December 31,
	2005	2004
	(UNAUDITED)
Assets
Current assets:
Cash and cash equivalents	$2,698,330
Prepaid assets	250,000	$125,000
Other current assets	24,038
Total current assets	2,972,368	125,000

Property and equipment, net	29,346
Investments	300,000
Total assets	$3,301,714	$125,000

Liabilities and Stockholder's Equity (Deficiency)

Liabilities
Current liabilities:
Accounts Payable	$119,338
Accrued Payroll	112,604
Accrued Expenses	175,093
Due to Related Parties		$32,336
Convertible Bridge Notes	4,156,000
Total current liabilities	4,563,035	32,336

Other Liability	35,000
Total Liabilties	4,598,035	32,336

Stockholder's Equity (Deficiency)

Common stock - $.01 par value:
Authorized 30,000,000 shares
Issued and outstanding 10,000,000 shares	100,000	100,000
Additional Paid In Capital	383,083
Deficit accumulated in the development stage	(1,779,404)	(7,336)
Total stockholder's equity (deficiency)	(1,296,321)	92,664
Total liabilities and stockholder's equity (deficiency)	$3,301,714	$125,000

See notes to financial statements

NaturalNano, Inc.
(A Development Stage Company)

STATEMENT OF OPERATIONS

			From inception
	For the nine months	From inception	December 22, 2004
	ending	December 22, 2004	through
	September 30, 2005	through	September 30, 2005
	UNAUDITED	December 31, 2004	UNAUDITED

Operating expenses:

Research and development (see note "a")	$293,492	$5,000	$298,492
General and administrative (see note "b")	1,597,065	2,336	1,599,401
	1,890,557	7,336	1,897,893

Other (income) expense:

Interest expense,net	1,511		1,511
Investment income	(120,000)		(120,000)
	(118,489)		(118,489)

Net loss	($1,772,068)	($7,336)	($1,779,404)

Loss per common share - basic and diluted	($0.18)	($0.00)

Weighted average shares outstanding	10,000,000	10,000,000

(a)	Research and development expenses include stock based compensation of $17,500.
(b)	General and administrative expense includes stock based compensation of $140,583.

See notes to financial statements

NaturalNano, Inc.
(A Development Stage Company)

STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIENCY)
Period from December 22, 2004 (inception) to September 30, 2005

				Deficit Accumulated
			Additional	during the	Stockholder's
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

December 22, 2004
10,000,000 shares issued for cash $.01 per share	10,000,000	$100,000			$100,000
Net loss from inception through December 31, 2004				($7,336)	(7,336)
Balance at December 31, 2004	10,000,000	100,000		(7,336)	92,664

Unaudited:
Warrant issued for 2,250,000 shares of common stock for services received			$225,000		225,000
Grant of 1,580,830 stock options for services			158,083		158,083
Net loss for nine months ending September 30, 2005				(1,772,068)	(1,772,068)
Balance at September 30, 2005	10,000,000	$100,000	$383,083	($1,779,404)	($1,296,321)

See notes to financial statements

NaturalNano, Inc.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
UNAUDITED

			From inception
	For the nine months	From inception	December 22, 2004
	ending	December 22, 2004	through
	September 30, 2005	through	September 30, 2005
	UNAUDITED	December 31, 2004	UNAUDITED

Cash flows from operating activities:

Net loss	($1,772,068)	($7,336)	($1,779,404)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,574		2,574
Issuance of warrant for services	225,000		225,000
Grant of stock options for services	158,083		158,083
Change in market value of Atlas warrant	(120,000)		(120,000)
Receipt of Atlas Mining warrant	(180,000)		(180,000)
Changes in operating assets and liabilities:
(Increase ) in Prepaid assets	(125,000)	(125,000)	(250,000)
(Increase) in Other current assets	(24,038)		(24,038)
Increase in Accounts Payable, Accrued
Payroll and Accrued Expenses	407,035		407,035
Increase in Other Liabilities	35,000		35,000
Net cash used in operating activities	(1,393,414)	(132,336)	(1,525,750)

Net cash used in investing activity -
Purchase of property and equipment	(31,920)		(31,920)

Cash flows from financing activities:
Advances from Related Parties	395,301	32,336	427,637
Repayment of Advances from Related Parties	(427,637)		(427,637)
Issuance of Convertible Notes	4,156,000		4,156,000
Issuance of Common Stock		100,000	100,000
Net cash provided by financing activities	4,123,664	132,336	4,256,000

Change in cash and cash equivalents and balance at end of period	$2,698,330	$0	$2,698,330

Non-cash investing activity:
Receipt of Atlas Mining warrant	$180,000		$180,000

See notes to financial statements

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

1.	PRINCIPAL BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES:

Financial Statements

The balance sheet as of September 30, 2005 and the statement of operations, stockholders’ equity (deficiency) and cash flows for the nine month period ended September 30, 2005 and the period from December 22, 2004 (inception) to September 30, 2005 have been prepared by NaturalNano, Inc. (“the Company”) and are unaudited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position at September 30, 2005 and the results of operations and cash flows for the periods ended September 30, 2005 have been included. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for the entire fiscal year.

Description of the Business

The Company was incorporated under the laws of the State of Delaware on December 22, 2004 and as a result of the merger with Cementitious Materials, Inc. (described in Note 12 below) changed its domicile to Nevada on November 29, 2005.

The Company, located in West Henrietta, New York, is a development stage company engaged in the discovery, refinement and commercialization of naturally occurring nanoscale materials. The Company’s current activities are directed toward research, development, production and marketing of its proprietary technologies relating to the extraction and separation of nanotubes from halloysite clay and the development of related commercial applications for:

•	material additives for polymers, plastics and composites

•	cosmetics and other personal care products

•	absorbent materials and

•	pharmaceutical and medical device additives.

The Company is in the development stage and is expected to remain so for at least the next twelve months. The Company has not generated any revenues since its inception nor is it expected to do so in the near future. The Company’s ability to continue in business is dependent upon obtaining sufficient financing or attaining profitable operations.

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

Cash Equivalents

Cash equivalents consist of money market securities with a maturity of three months or less when purchased. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Concentration of Credit Risk

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Research & Development

Research and development costs are expensed in the period the expenditures are incurred. Capital assets acquired in support of research and development are capitalized and depreciated over their estimated useful life and related depreciation expense is included in research and development expense.

Property and Equipment

Property and equipment, at cost, consists of the following:
		Useful Life
Furniture & Office Equipment	$16,655	5 years
Computers and Software	15,265	3 years
	31,920
Less: Accumulated Depreciation	(2,574)
Property and equipment, net	$29,346

Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of the related assets.

Costs of internally developed intellectual property rights with indeterminate lives are expensed as incurred.

Deferred Taxes

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply when the differences are expected to be realized. A valuation allowance is recognized if it is anticipated that some or all of the deferred tax asset may not be realized.

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

Loss Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share gives effect to dilutive options and warrants outstanding during the period. Shares to be issued upon the exercise of the outstanding options and warrants are not included in the computation of diluted loss per share as their effect is anti-dilutive. There were 7,200,000 shares underlying outstanding options, warrants and 10,469,600 shares resulting from convertible debt which have been excluded from the calculation at September 30, 2005.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual results could differ from these estimates.

Stock Options

The Company has elected to apply Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options issued to employees (intrinsic value) and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company’s net loss and loss per common share for the nine month period ending September 30, 2005 would have been as follows:

Net loss- as reported	($ 1,772,068)
Deduct: Total stock-based employee compensation expense determined under fair-value-based method for all awards, net of related tax effects	(110,335)

Pro Forma net loss	($ 1,882,403)

Basic and diluted loss per share -as reported	($0.18)
Basic and diluted loss per share - pro forma	($0.19)

The Company’s Board of Directors estimated the fair market value of the stock options at $0.10 per share on the date of grant.

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004),”Share-Based Payment”“SFAS No. 123R”), which replaces SFAS No. 123 and supersedes APB No. 25. SFAS No. 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements based on alternative fair value models. The pronouncement requires that the cost of share-based compensation be measured based on the fair value of the equity or liability instruments issued. Per APB No. 25, compensation expense was recognized only to the extent the fair value of common stock exceeded the stock option exercise price at the measurement date. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. SFAS No.123R requires the benefits of tax deductions in excess of recognized compensation cost be reported as a financing cash flow item.

The SEC delayed the effective date for implementation of SFAS No. 123R to the first fiscal year beginning after June 15, 2005. The Company will adopt SFAS No. 123R effective January 1, 2006. Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	COOPERATIVE RESEARCH AGREEMENTS

The Company has cooperative research and development agreements with two universities and an independent laboratory to jointly test and further develop commercial applications for naturally occurring nanomaterials. These agreements generally cover shared research personnel and facilities for a period of twelve to twenty four months with termination provisions requiring 30 days advance written notice. These agreements are subject to confidentiality clauses and include provisions relating to the ownership and the right to use any jointly developed intellectual property. Minimum future payments required under these agreements are as follows:

For the quarter ending December 31, 2005	$43,000

For the year ending December 31, 2006	$43,000

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

3.	RELATED PARTY RESEARCH AGREEMENT

On May 25, 2005, the Company entered into a joint research agreement with Nanolution, LLC, a wholly owned subsidiary of Biophan Technologies, Inc. Biophan Technologies, Inc. is related to the Company’s majority shareholder, Technology Innovations, LLC, through common ownership. This agreement covers the exchange of ideas in support of a new drug delivery capability. The Company has secured the mineral rights and is developing the separation capabilities needed to support this drug delivery application. The term of this agreement shall continue until the desired technology becomes commercially viable or until mutually terminated by both parties. All medical uses and inventions that arise as a result of this agreement will be owned by Nanolution, LLC and all purification processes for raw halloysite and non-medical applications will be owned by the Company.

4.	LICENSE AGREEMENT WITH TECHNOLOGY INNOVATIONS, LLC.

On April 27, 2005 the Company entered into an exclusive, field of use limited license agreement (“License Agreement”) with its majority shareholder, Technology Innovations, LLC. This agreement grants the Company an exclusive, world-wide license, to make, use and sell the products developed under these patents. The License Agreement covers several patent applications and provisional patents owned by Technology Innovations that will expire at various future dates. The Company also has the right to grant sublicenses to third parties under the agreement.

Future minimum royalty payments of $6,250 per quarter are required under the terms of this agreement, commencing in the calendar quarter that the first patent is issued.

5.	TRANSACTIONS WITH ATLAS MINING COMPANY

On December 29, 2004 the Company contracted with Atlas Mining Company (OTC BB: ALMI) in Utah for the purchase of 500 tons of processed halloysite nanotubes. In connection with this agreement, the Company agreed to the following scheduled payments to Atlas Mining payable through their designated distributor:

$125,000 paid on December 29, 2004,
$125,000 paid on June 29, 2005, and
$100,000 payable upon commercial shipments made in excess of $250,000.

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

As additional consideration, the Company will pay 10% of the resale cash proceeds received from unaffiliated third parties, in instances where the purchase price is in excess of $700 per ton up to a maximum of $2,000 per ton.

Payments made by the Company in accordance with this agreement are presented as prepaid expenses and will be recorded as inventory upon receipt and will be recognized as expense in the period the nanotubules are used in the development of proprietary applications and processes or as customer shipments are made.

On January 28, 2005 the Company was issued a two year warrant for the right to acquire 750,000 shares of Atlas Mining common stock at $.40 per share. This warrant expires two years from the original issue date which will be January 28, 2007. Neither the warrant nor the shares of common stock issuable upon exercise have been registered under the Securities Act of 1933 and as such, are not readily available for sale or transfer in the public markets. The fair value of this asset on January 28, 2005 and at September 30, 2005 was estimated at $180,000 and $300,000, respectively. The warrant has been recorded as a non-current asset at January 28, 2005 with an offsetting liability included in accrued expenses. The liability is being amortized over the two year period commencing January 28, 2005 and reflects the Company’s commitment to future research and development efforts which are expected to benefit both the Company and Atlas Mining. At September 30, 2005, the remaining liability, included in accrued expenses, is $112,500. The difference of $67,500 has been offset against research and development expenses in the accompanying statements of operations.

At September 30, 2005, the warrant was marked-to-market with changes in fair market value recorded as other investment income.

6.	INCOME TAXES

As of September 30, 2005, the Company had a net operating loss carryforward, for federal income tax purposes, of approximately $1,779,000. The Company recorded a deferred income tax asset for the tax effect of the net operating loss carryforward of approximately $605,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 30, 2005.

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

7.	STOCKHOLDER’S EQUITY

On November 29, 2005, in connection with the recapitalization and merger (see Note 12) with Cementitious Materials, Inc. (“Cementitious”), all outstanding options were canceled, and employees and consultants were granted options of NaturalNano, Inc. (formerly named Cementitious Materials, Inc.). The pro forma disclosure in Note 1 is presented for the options outstanding prior to the recapitalization. The original options were not modified to accelerate vesting or extend the term of the new options.

The Company received $225,000 in financial consulting services from SBI USA, LLC for which payment was satisfied through the issuance of 2,250,000 common stock warrants. These warrants have an exercise price of $0.23 per share, were fully vested as of the March 31, 2005 issuance date and have an expiration date of March 31, 2006. The consulting expenses relating to this warrant are included in general and administrative expenses in the accompanying statements of operations. None of these warrants had been exercised as September 30, 2005. Neither these warrants nor the common stock issuable upon exercise of the warrants, have been registered under the Securities Act of 1933 and therefore these warrants are considered “restricted assets” within the meaning of Rule 144 of the Securities Act of 1933.

8.	STOCK-BASED COMPENSATION PLAN

The Company has a stock option plan (the “Plan”) which provides for the granting of nonqualified or incentive stock options (“ISO”) to officers, key employees, non-employee directors and consultants. The Plan authorizes the granting of options to acquire up to 7,000,000 common shares. ISO grants under the Plan are exercisable at the market value of the Company’s stock on the date of the grant. Nonqualified options under the Plan are exercisable at amounts determined by the Board. All options under the Plan are exercisable at times as determined by the Board, not to exceed 10 years from the date of grant. Additionally, the Plan provides for the granting of restricted stock to officers and key employees.

During the period ending September 30, 2005 the Company’s Board of Directors granted stock options at fair market value, which was estimated by the Board of Directors at $0.10 per share on the date of the grant, to purchase 4,950,000 shares of the Company’s common stock at $0.10 per share. Included in these actions were option grants to purchase 2,243,333 shares of the Company’s common stock issued to non-employees. The fair value of the stock options granted to non-employees has been recorded as expense of $158,083 in the accompanying statements of operations.

There were 2,408,332 outstanding option grants exercisable as of September 30, 2005.

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

9.	CONVERTIBLE BRIDGE NOTES

As of September 30, 2005, the Company had issued and outstanding $4,156,000 in secured Convertible Bridge Notes (the “Notes”) to be used for general working capital purposes. These notes included a mandatory conversion feature whereby $800,000 in debt would be converted into 2,079,600 shares of Cementitious common stock and $3,356,000 in debt would be converted into 8,390,000 shares of Cementitious common stock in connection with the Cementitious Materials, Inc. merger further described in note 12 below.

As a result of the merger on November 29, 2005, all of these Notes were converted into 10,469,600 shares of Cementitious common stock. The Notes included an accrued interest provision of 8% per annum, generally beginning six months after the date of issuance. No interest will be accrued or paid on this notes since all of this outstanding debt was satisfied with the conversion into common stock coincident with the planned merger with Cementitious.

10.	LEASE OBLIGATION

On May 13, 2005, the Company entered into an operating lease agreement for office space expiring May 31, 2008. At any time after May 31, 2006, the Company may terminate the lease upon ninety days prior written notice to the landlord. Following are the minimum future payments under this lease:

For the quarter ending December 31, 2005	$12,579
For each of the years ending December 31:
2006	$53,807
2007	$59,369
2008	$35,938

11.	LINE OF CREDIT AND PROMISSORY NOTE WITH TECHNOLOGY INNOVATIONS

On December 29, 2004 the Company entered into a Line of Credit Agreement and a Promissory Note with its former parent company, Technology Innovations, LLC. This Line of Credit allows for borrowings of up to $500,000 for working capital purposes and bears an interest rate of 8% per annum. This agreement extends through December 31, 2005 at which time the outstanding balance, including all interest accrued, shall be repaid in full. As of September 30, 2005 there were no outstanding borrowings under this agreement.

NaturalNano, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
Information related to the nine month period ending September 30, 2005 is unaudited

12.	SUBSEQUENT EVENTS

Merger with Cementitious Materials, Inc.
On November 29, 2005, the Company completed the previously announced merger with Cementitious Materials, Inc. Under the merger agreement, the Company merged into a newly formed subsidiary of Cementitious with NaturalNano, Inc. being the surviving entity.

In connection with the merger, Technology Innovations, LLC, the Company’s majority stockholder exchanged each of its outstanding shares for 4.4919378 shares of Cementitious stock for an aggregate of 44,919,378 shares of Cementitious. Each of the Company’s previously outstanding options and warrants were replaced with the same number of options and warrants of Cementitious with rights to acquire this common stock at economic and contractual terms consistent with the rights as defined in the original NaturalNano option and warrant agreements. The Convertible Bridge Notes outstanding on November 29, 2005 were converted into 10,469,600 shares of Cementitious common shares as prescribed in the original debt agreements (see note 9).

EXHIBIT INDEX
Exhibit Number	Description
2.1	Agreement and Plan of Merger among NaturalNano, Inc., Cementitious Materials, Inc. and Cementitious Acquisitions, Inc.
3.1	Articles of Incorporation and Amendments Thereto
3.2	Certificate of Amendment of Articles of Incorporation
3.3	By-laws
4.1	NaturalNano, Inc. 2005 Incentive Stock Plan
4.2	Form of Non-Qualified Stock Option Agreement
4.3	Registration Rights Agreement dated as of December 22, 2004 between NaturalNano, Inc. and Technology Innovations, LLC
4.4	Form of Subscription Agreement for the Purchase of Convertible Notes of NaturalNano, Inc.
4.5	Warrant issued to SBI USA, LLC
10.1
License Agreement between Technology Innovations, LLC and NaturalNano, Inc. dated as of April 27, 2005 (filed in redacted form pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission)

10.2	Joint Research Agreement between Nanolution, LLC and NaturalNano Inc. dated as of May 25, 2005
10.3	Employment Letter of Michael Riedlinger and Amendment No. 1 thereto
10.4	Employment Letter of Kathleen A. Browne and Amendment No. 1 thereto
10.5	Employment Letter of Sarah Cooper
16.1	Letter on Change in Certifying Accountant
21.1	Subsidiaries
23.1	Consent of Goldstein Golub Kessler LLP, Certified Public Accountants
99.1	Unaudited Pro Forma Condensed Financial Statements of NaturalNano, Inc.

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